UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2005

PUBLIC COMPANY MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50098	88-0493734
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5770 El Camino Road, Las Vegas, Nevada 89118

(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (702) 222-9076

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definite Agreement

On May 19, 2005, Public Company Management Corporation (the "Registrant") announced in a press release that Legacy Communications Corporation's ("Legacy") process of becoming a publicly traded company is moving forward as planned with the help of the Registrant. As a consulting company, the Registrant will take Legacy public via an SB-2 registration statement.

The Registrant's subsidiary, GoPublicToday.com, Inc., had signed a contract with Legacy on July 21, 2004, to provide SB-2 securities registration services and to initiate the process of obtaining OTCBB listing for Legacy,  in exchange for a combination of cash fees and a block of shares of Legacy's common stock.

Organized in September 1997, Legacy is a holding company of media properties, with its principal focus on radio station acquisition, development, operation and marketing.

Through its various subsidiaries, Legacy buys, develops, operates and sells radio stations. Legacy buys broadcast properties that they believe have significant upside potential, especially when its provided proper management, engineering, programming and marketing. Through best practices in marketing and operations, Legacy strives to improve the performance of its holdings, and to sell the renovated stations to other media companies for a profit.

Legacy currently owns 13 radio stations and/or construction permits for stations along Interstate 15, from Las Vegas, Nevada, to Pocatello in Southeastern Idaho, and in Pearl City (Honolulu), Hawaii.

Through its SB-2 filing, Legacy's goal is to raise additional capital to aid in the construction of radio stations, to help acquire additional radio stations, assist in upgrading currently held stations, and to help recoup expenses involved in making a public offering.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

10.16	Services Contract dated July 21, 2004 between Legacy Communications Corporation and GoPublicToday.com, Inc. (incorporated herein by reference as contained in Form 10-QSB, filed on May 18, 2005)
99	Press Release

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Public Company Management Corporation

May 19, 2005

/s/ Stephen Brock

Stephen Brock

Chief Executive Officer